     As filed with the Securities and Exchange Commission on July 16, 2003.

                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                                     KEYCORP
             (Exact Name of Registrant as Specified in Its Charter)

                                      OHIO
         (State or Other Jurisdiction of Incorporation or Organization)

                                   34-6542451
                     (I.R.S. Employer Identification Number)

                                127 PUBLIC SQUARE
                              CLEVELAND, OHIO 44114
                    (Address of Principal Executive Offices)
                              --------------------

                          KEYCORP AMENDED AND RESTATED
                         DISCOUNTED STOCK PURCHASE PLAN
                            (Full Title of the Plan)
                              --------------------

                                STEVEN N. BULLOCH
                               ASSISTANT SECRETARY

                                     KEYCORP
                                127 PUBLIC SQUARE
                              CLEVELAND, OHIO 44114
                     (Name and Address of Agent For Service)

                                 (216) 689-5109
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
 Title of Securities to       Amount to be          Proposed Maximum        Proposed Maximum           Amount of
      be Registered            Registered          Offering Price Per      Aggregate Offering      Registration Fee
                                                        Share (1)              Price (1)
------------------------      ------------         ------------------      ------------------      ----------------
Common Shares with a          2,000,000 shares          $ 25.38                 $50,760,000            $ 4,106.48
par value of $1 each (2)
===================================================================================================================


(1) As calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), the maximum aggregate offering price is based on the average of the high and low prices of KeyCorp Common Shares, with a par value of $1 each (the "Common Shares"), for July 11, 2003.

(2) Each Common Share includes an associated right to purchase one Common Share (the "Right"). Until the occurrence of certain prescribed events, none of which has occurred, the Right is not exercisable, is evidenced by the certificate representing the Common Share, and will be transferred along with and only with the Common Share.

                              EXPLANATORY STATEMENT

Pursuant to General Instruction E of Form S-8, this Registration Statement registers an additional 2,000,000 KeyCorp Common Shares to be available for purchase under the KeyCorp Amended and Restated Discounted Stock Purchase Plan. KeyCorp previously registered KeyCorp Common Shares for purchase under the plan on Registration Statement on Form S-8, File No. 333-65391, filed with the Securities and Exchange Commission on October 6, 1998. The contents of Registration Statement File No. 333-65391 are incorporated herein by reference. KeyCorp's shareholders approved the increase in number of shares available for purchase under the plan at KeyCorp's 2003 Annual Meeting of Shareholders on May 22, 2003.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

The Exhibits to this Registration Statement are listed in the Exhibit Index on page 3, and are incorporated herein by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, KeyCorp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 16th day of July, 2003.

KEYCORP

By:      /s/ Steven N. Bulloch
         -------------------------------
         Steven N. Bulloch
         Assistant Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                TITLE                                  DATE
---------                                -----                                  ----
Henry L. Meyer III                       Chairman, Chief Executive Officer,     July 16, 2003
                                         President and Director (Principal
                                         Executive Officer)

Jeffrey B. Weeden                        Senior Executive Vice President and    July 16, 2003
                                         Chief Financial Officer

Lee G. Irving                            Executive Vice President and Chief     July 16, 2003
                                         Accounting Officer (Principal
                                         Accounting Officer)

Cecil D. Andrus                          Director                               July 16, 2003

William G. Bares                         Director                               July 16, 2003

Edward P. Campbell                       Director                               July 16, 2003

Carol A. Cartwright                      Director                               July 16, 2003

Alexander M. Cutler                      Director                               July 16, 2003

Henry S. Hemingway                       Director                               July 16, 2003

Charles R. Hogan                         Director                               July 16, 2003

Shirley A. Jackson                       Director                               July 16, 2003

Douglas J. McGregor                      Director                               July 16, 2003

Eduardo R. Menasce                       Director                               July 16, 2003

Steven A. Minter                         Director                               July 16, 2003

Bill R. Sanford                          Director                               July 16, 2003

Thomas C. Stevens                        Director                               July 16, 2003

Dennis W. Sullivan                       Director                               July 16, 2003

Peter G. Ten Eyck, II                    Director                               July 16, 2003

The undersigned, by signing his name hereto, executes this Registration Statement on Form S-8 pursuant to Powers of Attorney executed by the above-named Officers and Directors and filed with the Securities and Exchange Commission as
Exhibit 24 hereto.

By:  /s/ Steven N. Bulloch                           Date:  July 16, 2003
     -----------------------------------
     Steven N. Bulloch
     Attorney-in-Fact

                                INDEX TO EXHIBITS

EXHIBIT NO.:          DESCRIPTION
4(a)                  Amended and Restated Articles of Incorporation of KeyCorp filed as Exhibit 3 to Form 10-Q for the quarter ended September 30, 1998, and incorporated herein by reference.

4(b)                  Amended and Restated Regulations of KeyCorp, effective May 23, 2002, filed as Exhibit 3.2 to Form 10-Q for the quarter ended June 30, 2002, and incorporated herein by reference.

4(c)                  Restated Rights Agreement, dated as of May 15, 1997, between KeyCorp and KeyBank National Association, as
                      Rights Agent, filed on June 19, 1997, as Exhibit 1 to Form 8-A, and incorporated herein by reference.

15                    Acknowledgment Letter of Ernst & Young LLP.

23                    Consent of Ernst & Young LLP.

24                    Powers of attorney pursuant to which certain officers and Directors have signed this Form S-8
                      Registration Statement.